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                                                                 Exhibit 99.B.H7

                                     FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                         AND RYDEX FUND SERVICES, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED

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                                     FORM OF
                                  AMENDMENT TO
                          ACCOUNTING SERVICES AGREEMENT
                       DATED AUGUST 11, 1998, AS AMENDED,
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

          The fourth paragraph under the section "Witnesseth" of the Agreement is amended, effective February 17, 2006, to read as follows:

          WHEREAS, the board of trustees of the Trust (the "Trustees") have created the following Funds of the Trust: U.S. Government Bond Fund, U.S. Government Money Market Fund, Nova Fund, Ursa Fund, Arktos Fund, Juno Fund, OTC Fund, Titan 500 Fund, Tempest 500 Fund, Velocity 100 Fund, Venture 100 Fund, Long Dynamic Dow 30 Fund, Inverse Dynamic Dow 30 Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Small-Cap Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Mekros Fund, Medius Fund, All-Cap Value Fund, Strengthening Dollar Fund, Weakening Dollar Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Real Estate Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Commodities Fund, Sector Rotation Fund, Core Equity Fund, Absolute Return Strategies Fund, Market Neutral Fund, Hedged Equity Fund, CLS AdvisorOne Amerigo VT Fund, CLS AdvisorOne Clermont VT Fund, CLS AdvisorOne Berolina Fund, S&P 500 FUND, RUSSELL 2000 FUND, DYNAMIC RUSSELL 2000 FUND AND INVERSE DYNAMIC RUSSELL 2000 FUND (collectively, the "Funds");

                             ADDITIONS ARE IN BOLD.

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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.


                                        RYDEX VARIABLE TRUST


                                        -----------------------------
                                        By:    Carl G. Verboncoeur
                                        Title: President


                                        RYDEX FUND SERVICES, INC.


                                        -----------------------------
                                        By:    Carl G. Verboncoeur
                                        Title: President